EXHIBIT 10.1
AMENDED AND RESTATED
2006 STOCK INCENTIVE PLAN
OF
SANUWAVE HEALTH, INC.
Effective as of January 1, 2010

AMENDED AND RESTATED
2006 STOCK INCENTIVE PLAN
OF
SANUWAVE HEALTH, INC.
1. Purpose
This purpose of this amendment and restatement of the 2006 Stock Incentive Plan of SANUWAVE Health, Inc. (formerly Rub Music Enterprises, Inc.) is to reflect the provisions of that certain Agreement and Plan of Merger by and among Rub Music Enterprises, Inc., RME Delaware Merger Sub, Inc., and SANUWAVE, Inc. dated as of September 25, 2009 (hereinafter, the “Merger Agreement”) to provide for the issuance of stock options and Common Stock of SANUWAVE Health, Inc. under this Plan and to provide that SANUWAVE, Inc. shall no longer issue any stock options or common stock under this Plan. This Plan is amended and restated as of January 1, 2010. The purpose of the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. is to encourage and enable selected employees, directors and independent contractors of SANUWAVE Health, Inc. and its related businesses to acquire or to increase their holdings of Common Stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Company. This purpose will be carried out through the granting of Nonstatutory Options and the direct issuance of shares of Common Stock to selected employees, independent contractors and directors.
2. Definitions
For the purposes of this Agreement, the following terms shall have the following meanings:
(a) “Administrator” shall have the meaning provided in Section 3(a).
(b) “Affiliates” as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise.
(c) “Agreement” shall have the meaning provided in Section 3(b).
(d) “Award” shall mean the grant of an Option or direct issuance of shares of Common Stock made pursuant to this Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” means that termination of a Participant’s service with the Company results from the Participant’s (i) termination for “cause” under the terms of the Participant’s employment agreement with the Company, if any; (ii) dishonesty or conviction of a crime; (iii) failure to perform his or her duties to the satisfaction of the Company; or (iv) engaging in conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made in a manner consistent with the Participant’s employment agreement, if any, or in the absence of an employment agreement it shall be made by the Administrator, which determination shall be final and conclusive.

(g) “Change of Control” shall mean the occurrence of any of the following events: (1) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than Prides Capital Partners, LLC and its Affiliates, NightWatch Capital LLC and is Affiliates, or any group controlled by any of the foregoing Persons), that will continue the business of the Company in the future; (2) a merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (A) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act (“Beneficial Owner”)) of the voting securities of the Company immediately prior to such merger or consolidation, and (B) is a Beneficial Owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation; or (3) any person or group (other than Prides Capital Partners, LLC and its Affiliates, NightWatch Capital LLC and its Affiliates, or any group controlled by any of the foregoing Persons) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of Prides Capital Partners, LLC and its Affiliates, NightWatch Capital LLC and its Affiliates, or any group in which any of the foregoing Persons is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (3), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group).
(h) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder from time to time.
(i) “Committee” shall have the meaning provided in Section 3(a).
(j) “Common Stock” means the common stock, par value $0.001, of the Company.
(k) “Common Stockholders Agreement” means the Common Stockholders Agreement among SANUWAVE, Inc. and certain holders of the Company’s Common Stock, effective October 24, 2006, as amended from time to time; or such other shareholders’ agreement as is designated by the Company in the applicable Agreement at the time of grant.
(l) “Company” means SANUWAVE Health, Inc.
(m) “Effective Date” shall have the meaning provided in Section 4.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o) “Exercise Price” shall have the meaning provided in Section 7.
(p) “Expiration Date” shall have the meaning provided in Section 7.
(q) “Fair Market Value” means Fair Market Value of the shares as determined in good faith by the Administrator. Except as may otherwise be determined by the Administrator in good faith, Fair Market Value shall be determined in accordance with the following provisions: (1) if the shares of Common Stock are listed or quoted on a national securities exchange, or any regulated quotation service, such as the Over-the-Counter (OTC) Bulletin Board, the Fair Market Value shall be the closing price of the shares on such national securities exchange or regulated quotation service on the date the Award is granted, or if there is no transaction on such date, then on the trading date nearest following the date of the Award is granted for which closing price information is available, or (2) if the shares of Common Stock are not listed or quoted on a national securities or other regulated quotation service, then the Fair Market Value shall be determined by the Administrator, acting in good faith, by the reasonable application of a reasonable valuation method which is consistently applied for all equity compensation arrangements of the Company and is in compliance with applicable law, including Code Section 409A.
(r) “Options” shall mean nonstatutory options that do not qualify as incentive stock options under Code Section 422(b), as described in Section 7.

(s) “Participant” shall have the meaning provided in Section 6(b).
(t) “Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.
(u) “Plan” means the 2006 Stock Incentive Plan of SANUWAVE Health, Inc., as it may be amended from time to time.
(v) “Securities Act” means the Securities Act of 1933, as amended.
3. Administration of the Plan
(a) The Plan shall be administered by the Board. The Board may, in its sole discretion, delegate all or part of its administrative authority with respect to the Plan to a committee of the Board (the “Committee”). For purposes herein, the Board, and, upon its delegation of any administrative responsibilities for the Plan to the Committee, the Committee, shall be referred to as the “Administrator.” In the event that the Company shall become subject to the reporting requirements of the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as said term is defined in Rule 16b-3 under the Exchange Act, unless the Board determines that such Committee composition is not necessary or advisable.
Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Administrator and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and compliance with Code Section 409A, the Administrator shall have full and sole authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the number of shares of the Common Stock, if any, subject to an Awards, and all terms, conditions, restrictions and limitations of an Award, (ii) to prescribe the form or forms of the agreements evidencing any Awards granted under the Plan (“Agreement”); (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and Agreements, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any Participant. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.
4. Effective Date
The effective date of this amendment and restatement shall be January 1, 2010 (the “Effective Date”) The Plan’s original effective date was October 24, 2006. Awards may be granted under the amended and restated Plan on and after the Effective Date.
5. Shares of Stock Subject to the Plan; Award Limitations
(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be 5,000,000 shares. Such shares shall be authorized but unissued shares or treasury shares of the Company, or shares purchased on the open market or by private purchase.
(b) The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not issued to a Participant (or his or her beneficiary) because the Award is forfeited, canceled, settled in cash, or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the purchase price of an Award granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Company or an Affiliate of the Company, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the equity capital structure of the Company or its Affiliate affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as provided in Section 9 hereof.
6. Eligibility
An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:
(a) The individual is either (i) an employee of the Company or an Affiliate, (ii) a director of the Company or an Affiliate, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing bona fide services to the Company or an Affiliate. For this purpose, an individual shall be considered to be an “employee” only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee.
(b) The individual, being otherwise eligible under this Section, is selected by the Administrator as an individual to whom an Award shall be granted (a “Participant”).
7. Options
(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals (determined pursuant to Section 6 hereof), in such numbers, upon such terms and at such times as the Administrator shall determine. Each Option grant shall be evidenced by an Agreement specifying all terms and conditions required by this Plan in the form set forth as Exhibit II attached hereto.
(b) Term: The term of an Option shall commence on the date the Option is granted, determined as provided in subsection 7(c)(i) below (the “Grant Date”), and shall expire as set forth in the Option Agreement (or, where no such date is provided in the individual Agreement, on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”)), unless terminated earlier on the first to occur of the following:
(i) The date on which the Participant’s service with the Company is terminated by the Company for Cause;
(ii) Sixty (60) days after the Participant’s death; or
(iii) Sixty (60) days after the termination of the Participant’s service with the Company for any reason other than Cause or the Participant’s death, provided that if during any part of such sixty (60) day period the Option is not exercisable solely because of the restrictions set forth in Section 13 relating to “Securities Law Compliance,” the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of sixty (60) days after the termination of the Participant’s service with the Company.
Upon the Expiration Date, any portion of an Option which has not yet vested and been exercised shall be immediately forfeited.

(c) Exercise Price: The price per share at which an Option may be exercised (the “Exercise Price”) shall be established by the Administrator at the time the Option is granted and shall be set forth in the terms of the Agreement evidencing the grant of the Option; provided that the Exercise Price shall in no event be less than the Fair Market Value per share of the Common Stock on the date the Option is granted. In addition, the following rules shall apply
(i) Options shall be considered to be granted on the date the Administrator acts to grant the Option or any other date permitted by applicable law and specified by the Administrator as the date of grant of the Option.
(ii) The Exercise Price shall be adjusted from time to time, as applicable, with respect to various adjustments in the Company’s equity capital structure, as provided in Section 9 hereof.
(d) Exercise.
(i)
Subject to any limitations set forth in this Plan, a Participant may exercise the vested portion of his or her Option (determined in accordance with Section 8) during its term by delivering a Notice of Exercise (in the form attached hereto as Exhibit I) together with the Exercise Price to the Company’s Chief Financial Officer, or to such other Person as the Administrator may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

(ii)	As a condition of any exercise of an Option, a Participant may be required to execute and become a party to the Common Stockholders Agreement.
(iii)
An Option may be exercised only in exchange for whole shares of stock. To the extent that a Participant exercises any Option for a fractional share of stock, he or she will receive an immediate cash payment in an amount equal to the Fair Market Value of such fractional share.

(e) Method of Payment. Payment of the Exercise Price with respect to the number of shares being exercised is due in full upon exercise of all or the applicable part of an Option. A Participant may elect to make payment of the Exercise Price (i) in cash or by check, or (ii) at the discretion of the Administrator (which determination by the Administrator is to be given prior to the time of exercise), by delivery to the Company of other Common Stock. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held by the Participant for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). A Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired by the exercise of the Option. For purposes of the payment of the Exercise Price of the Option by delivery of shares of Common Stock (or proof of beneficial ownership thereof), such shares of Common Stock shall have the value per share as of the applicable exercise date as determined in good faith by the Administrator, which value shall be applicable both for purposes of payment of the Option exercise price and the calculation of any taxable income incurred by the Participant as the result of the Option exercise.
(f) Nontransferability of Options: Options shall not be transferable other than by will or the laws of interstate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

(g) Vesting: Options shall vest and become exercisable as provided in the relevant Agreement. Notwithstanding the immediately preceding sentence, unless an individual Agreement provides otherwise:
(i) An Option shall not be affected by any change in the terms, conditions or status of the Participant’s service, provided that the Participant continues to provide services to the Company or its Affiliates.
(ii) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Participant’s right to re-employment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of disability. The Administrator shall determine whether a Participant is disabled within the meaning of this paragraph, and, if applicable, the date of a Participant’s termination of employment or service for any reason.
(iii) Unless an individual Agreement provides otherwise, if the service of a Participant is terminated for any reason other than Cause, the Participant shall be entitled to the portion of the Option that was vested on the date of the Participant’s termination, and any remaining portion of the Option shall be forfeited immediately. In the event of the Participant’s death, the person or persons as shall have acquired the right to the Option by will or by the laws of intestate succession shall have the same rights the Participant would have had hereunder.
(iv) Unless an individual Agreement provides otherwise, if the service of the Participant is terminated for Cause, his or her entire Option (whether or not vested) shall be immediately forfeited as of the effective time of his or her termination, as determined by the Administrator.
(v) Notwithstanding the foregoing and subject to compliance with Code Section 409A and applicable law, the Administrator shall have authority, in its discretion, to extend the term of an Option or modify the other terms and conditions of exercise, including but not limited to accelerating the vesting of all or any part of the Option.
8. Issuance of Stock
Shares of Common Stock may be issued under the Plan through direct and immediate issuances without any intervening Option grants. Each such stock issuance shall be evidenced by an Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Plan pursuant to share right awards which entitle the Participants to receive those shares immediately upon the attainment of designated performance goals.
(a) Purchase Price: The purchase price per share shall be fixed by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date. Shares of Common Stock may be granted under the Plan, to the extent permitted by applicable statutes and regulations, for any of the following items of consideration which the Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Company; (ii) past services rendered to the Company (or any Affiliate); or (iii) contracts for future services to be rendered to the Company (or any Affiliate).
(b) Vesting Provisions:
(i) Shares of Common Stock issued under the Plan may, in the discretion of the Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of service or upon attainment of designated performance goals. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan shall be determined by the Administrator and incorporated into the Agreement. Shares of Common Stock may also be issued under the Plan pursuant to share right awards which entitle the Participants to receive those shares immediately upon the attainment of designated performance goals. In no event shall shares be issued to a Participant later than two and one-half months after the close of the calendar year in which the designated performance goals and any other vesting conditions which apply to such shares are satisfied, or in the case of unforeseeable events as defined in the regulations under Code Section 409A as soon as administratively practicable thereafter.

(ii) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration shall be issued subject to the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and such escrow arrangements as the Administrator shall deem appropriate.
(iii) The Participant shall have full stockholder rights with respect to any shares of Common Stock received by the Participant under this Section 8, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
(iv) Should the Participant separate from service while holding one or more unvested shares of Common Stock issued under this Section 8 or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, the Company shall repay to the Participant the cash consideration paid for the surrendered shares.
(v) The Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the Participant’s separation from service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s separation from service or the attainment or non-attainment of the applicable performance goals.
(vi) Outstanding share right awards under this Section 8 shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals established for such Awards are not attained.
9. Adjustment
(a) In the event of any change in the Common Stock underlying an Award, by reason of any stock dividend, forward stock split or reverse stock split, then (i) the number of shares subject to such Award and (ii) the Exercise Price or purchase price applicable to any Award, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable law, which in each case the Company agrees to use its best efforts to effect.
(b) In the event of any change in the Common Stock underlying an Award, by reason of any reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares of Common Stock or other corporate exchange, any distribution to stockholders of Common Stock, or any transaction similar to the foregoing (but not including either a stock dividend or a stock split, which shall be addressed under Section 9(a) above), the Board shall make such substitution or adjustment, if any, as it deems (in its good faith, reasonable judgment) to be equitable to (i) the class and number of shares underlying such Award, (ii) the Exercise Price or purchase price applicable to such Award, or (iii) any other affected terms of such Award.
(c) Any determination, substitution or adjustment made by the Board under this Section in the exercise of its good faith business judgment shall be final, binding and conclusive on all persons. The conversion of any debt instruments that may be converted into the securities of the Company shall not be treated as a transaction that will cause the Board to make any determination, substitution or adjustment under this Section.

10. Change of Control
Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, unless specifically modified by an individual’s Agreement:
(a) All Awards outstanding as of the date of such Change of Control shall become fully vested.
(b) Notwithstanding the foregoing, in the event of a merger, share exchange, sale or disposal of substantially all of the assets of the Company, reorganization or other business combination affecting the Company or its Affiliate, the Administrator may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest on an accelerated basis, if the Board, the surviving corporation or the acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards or the grant of substitute awards (in either case, with substantially similar or equivalent terms as Awards), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of Participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator, the Committee authorized to make the determinations provided for in this Section shall be appointed by the Board, two-thirds of the members of which shall have been directors of the Company prior to the sale, merger, share exchange, reorganization or other business combinations affecting the Company or its Affiliate.
11. Withholding
The Company shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Company shall require any recipient of an Award payable in shares of the Common Stock to pay to the Company in cash the amount of any tax or other amount required by any governmental authority, to be withheld and paid over by the Company to such authority for the account of such Participant. Notwithstanding the foregoing, the Participant may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award by electing (the “Election”) to have the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined (the “Tax Date”) as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
12. Performance-Based Compensation
To the extent that Code Section 162(m) is applicable, the Administrator shall determine the extent, if any, that Awards conferred under the Plan to Covered Employees, as such term is defined in Code Section 162(m), comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Code Section 162(m).
13. Securities Law Compliance
(a) Notwithstanding anything to the contrary contained herein, a Participant may not exercise his or her Option or be granted shares of Common Stock unless the shares of Common Stock issuable upon such exercise or grant are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and for issuance would be exempt from the registration requirements of the Securities Act or the Participant has provided to the Company an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. The exercise of a Participant’s Option or grant of shares must also comply with other applicable laws and regulations governing his or her Award, and a Participant may not exercise his or her Option or be granted shares if the Company determines that such exercise or grant would not be in material compliance with such laws and regulations unless the Participant provides to the Company an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that such exercise would be in material compliance with such laws and regulations.

(b) By exercising his or her Award, a Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of any securities of the Company prior to that time), require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by him or her, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act; provided that similar restrictions are also imposed on the other holders of the Common Stock of the Company in connection with such registration. Each Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to a Participant’s shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
(c) It is the general intent of the Company that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.
(d) If the Participant is subject to Section 16 of the Exchange Act, shares of Common Stock directly granted hereunder or acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the Award was granted.
14. No Right or Obligation of Continued Employment
Nothing contained in the Plan shall confer upon a Participant the right to continue in the employment or service of the Company or an Affiliate as an employee, director or independent contractor or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or a related agreement, or required by applicable law, Awards granted under the Plan to employees of the Company or an Affiliate shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of the Company or an Affiliate.
15. Unfunded Plan; Not a Retirement Plan
(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.
(b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any Person shall be entitled under any retirement plan sponsored by the Company or an Affiliate that is intended to be a qualified plan within the meaning of Code Section 401(a).
16. Amendment and Termination of the Plan
Except as may be otherwise provided in the Plan, the Plan and any Award granted pursuant to the Plan, may be amended or terminated at any time by the Board; provided, that (a) amendment or termination of an Award shall not, without the consent of the recipient of an Award (except to the extent necessary to comply with Code Section 409A), adversely affect the rights of the recipient with respect to an outstanding Award; and (b) approval of an amendment to the Plan by the shareholders of the Company shall only be required in the event such stockholder approval of any such amendment is required by applicable law, rule or regulation.

17. Restrictions on Shares
The Administrator may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any national securities exchange or similar organization and under any blue sky or state securities laws applicable to such shares and restrictions relating to the qualification of the Company to be taxed under Subchapter S of the Code. The Company may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. Shares of Common Stock acquired under this Plan are subject to the terms and conditions of the Company’s bylaws, and the Company’s certificate of incorporation, and may also be subject to the Common Stockholders Agreement, if required by the terms of the Award. In addition, as a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the terms of the Plan, the Company may require a Participant or other person to become a party to any other shareholders’ agreement, buy-sell agreement, redemption agreement, repurchase agreement, restriction agreement or similar agreement between the Company and shareholders of the Company or among shareholders of the Company restricting the transfer of the Common Stock.
18. No Rights as Stockholder
A Participant or his or her legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights as a stockholder unless and until certificates for such shares are issued to him, her or them under the Plan.
19. Delay in Payment
A payment hereunder shall be delayed only as follows:
(a) if the Company reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by application of Code Section 162(m), the payment will be made either at the earliest date at which the Company reasonably anticipates that the deduction of the payment will not be limited or eliminated by application of Code Section 162(m) or the calendar year in which the Participant separates from service (within the meaning of Code Section 409A);
(b) if the Company reasonably anticipates that such payment would violate a term of a loan agreement to which the Company is a party (or other similar contract to which the Company is a party) such that the Company would be materially harmed, and the loan agreement or other similar contract constitutes a bona fide agreement pursuant to Code Section 409A, the payment will be delayed to the earliest date at which the Company reasonably anticipates that a payment of such amount would not cause such violation or that such violation would not cause material harm to the Company;
(c) if the Company reasonably anticipates that such payment will violate applicable law, including Federal securities laws, the payment will be delayed until the earliest date at which the Company reasonably anticipates that the payment will not cause such violation;
(d) if calculation of such payment is not administratively practicable due to events beyond the control of the Participant or because the funds of the Company are not sufficient to make the payment at such time without jeopardizing the solvency of the Company, the payment will be delayed to the first calendar year in which the payment is administratively practicable or the funds of the Company are sufficient to make the payment without jeopardizing the solvency of the Company;
(e) if there is a good faith dispute as to such payment, or any portion thereof, the disputed amount will be delayed, to the extent permitted by Code Section 409A, until the first calendar year in which occurs the earliest of the Company entering into a legally binding settlement of such dispute with the Participant, conceding the amount is payable, or being required to make such payment pursuant to a final and nonappealable judgment or other binding decision; or

(f) upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance.
Notwithstanding the above, paragraphs (a) and (b) shall not apply until the later of one year from the effective date of this Plan or the Board’s approval of this Plan.
20. Applicable Law
The Plan shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflict of laws provisions of any state. The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto (including Code Section 409A). Any provision of the Plan or any Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Company shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Company of any provision of any such law or regulation. Any reference herein to “compliance with Code Section 409A” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional income tax is imposed on a Participant pursuant to Code Section 409A(1)(a). If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the Awards issued hereunder, the Administrator shall take such actions (including amending the Plan or any Agreement without the necessity of obtaining any Participant’s consent as otherwise required by the Plan) as it deems necessary, in its sole discretion, to ensure continued compliance with such law.
21. Board Approval
The Plan is subject to approval by the Board. Awards granted prior to such Board approval shall be effective only upon approval of the Plan by the Board. This will certify that the Plan was adopted by vote of the Board of the Company to be effective as of January 1, 2010.

/s/ Christopher M. Cashman
Christopher M. Cashman
President and Chief Executive Officer